UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 23, 2024

ESS TECH, INC.

(Exact name of registrant as specified in charter)

Delaware	001-39525	98-1550150
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

26440 SW Parkway Ave., Bldg. 83 Wilsonville, Oregon	97070
(Address of principal executive offices)	(Zip code)
(855) 423-9920
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GWH	The New York Stock Exchange
Warrants, each fifteen warrants exercisable for one share of common stock at an exercise price of $172.50	GWH.W	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
This Current Report on Form 8-K/A is being filed by ESS Tech, Inc. (the “Company”) as an amendment (the “Amendment”) to the Current Report on Form 8-K that the Company filed with the Securities and Exchange Commission on August 23, 2024 (the “Original Filing”) to announce the preliminary results of the Special Meeting of Stockholders. This Amendment is being filed to disclose the final voting results received from the independent inspector of election for the Special Meeting of Stockholders. This Amendment does not otherwise revise the Original Filing in any way.

Item 5.07    Submission of Matters to a Vote of Security Holders.
(a)
The Special Meeting was held on August 23, 2024 exclusively online via live webcast. At the Special Meeting, the Company’s stockholders approved the Reverse Stock Split Proposal. At the Special Meeting, an aggregate of at least 106,262,043 shares of the Company’s common stock, which represents a quorum of the outstanding common stock entitled to vote as of the record date of July 25, 2024, were represented in person or by proxy at the Meeting. The proposal is described in detail in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on August 8, 2024.
(b)
Proposal 1: Reverse Stock Split
The table below sets forth the final voting results for this proposal:

Votes For	Votes Against	Abstentions
104,424,540	1,551,346	286,157
There were no broker non-votes with respect to this proposal.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Dated: August 26, 2024

ESS TECH, INC.

By:	/s/ Anthony Rabb
Name:	Anthony Rabb
Title:	Chief Financial Officer